Exhibit 3.62

'lJe{aware PAGE 1 'Ifie, :First State I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "ENSCO DRILLING MEXICO LLC", FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF JUNE, A.D. 2007, AT 6:30 O'CLOCK P.M. 4376922 8100 070743395 Harriet Smith Windsor, Secretary of State AUTHENTICATION: 5789999 DATE: 06-25-07

STATE OF DELAWARE LIMITED LIABILITY COMPANY CERTIFICATE OF FORMATION OF ENSCO DRILLING MEXICO LLC State of Delaware Secretary of State Division of Cozporations Delivered 06:41 PM 06/22/2007 FILED 06: 30 PM 06/22/2007 SRV 070743395 - 4376922 FILE 1. The name of the Limited Liability Company is ENSCO Drltl\ng Mexico LLC. 2. The name and address of Its registered agent in the State of Delaware Is: The Corporation Trust Co"l)any (CT Corporation System), 1209 N. Orange Street, WIimington, Delaware 19801. 3. The Limited Uablllty Company shall have a perpetual existence. IN WrrNESS WHEREOF, the undersigned has executed this Certificate of Formation of ENSCO Drilling Mexico LLC this 22nd day of June, 2007. F:\USERS\jenglish\Offlce\ENSCO Drftung Moldeo LLC\Certlfk:ato cf Fonnatkm.08.22.07